SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             _______


                     SCHEDULE 14C INFORMATION


      Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934
                        (Amendment No.  )



Check the appropriate box:

[ ] Preliminary Information Statement
[X] Definitive Information Statement



                           INITIO, INC.
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         (Name of Registrant as Specified In Its Charter)

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         (Name of Person(s) Filing Information Statement)

                          INITIO, INC.
                       2500 Arrowhead Drive
                    Carson City, Nevada 89706




          NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD NOVEMBER 22, 1996




To the Shareholders of
INITIO, INC.

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of INITIO, INC. (the "Company"), a Nevada corporation, will be held at the Company's office at 2001 Tonnelle Avenue, North Bergen, New Jersey 07047, on Friday, November 22, 1996, at 2:00 p.m., local time, for the following purposes:

    1. To elect three directors to serve, subject to the provisions of the By-laws, for a term of three years and until their respective successors have been duly elected and qualified;

    2. To consider and act upon a proposal to approve the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending April 30, 1997; and

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

       The Board of Directors has fixed the close of business on October 4, 1996 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the 1996 Annual Meeting of Shareholders or any adjournment or adjournments thereof.

              By order of the Board of Directors.


                        MARTIN FOX
                        President

New York, New York
October 21, 1996



       WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
       REQUESTED NOT TO SEND US A PROXY

                           INITIO, INC.
                       2500 Arrowhead Drive
                    Carson City, Nevada 89706






             I N F O R M A T I O N  S T A T E M E N T

                               for

               1996 ANNUAL MEETING OF SHAREHOLDERS

                   to be held November 22, 1996




                                     October 21, 1996


    This information statement is furnished by the Board of Directors of Initio, Inc., a Nevada corporation (the "Company") in connection with the 1996 Annual Meeting of Shareholders to be held at the Company's office at 2001 Tonnelle Avenue, North Bergen, New Jersey 07047 on Friday, November 22, 1996, at 2:00 p.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The record date with respect to this solicitation is the close of business on October 4, 1996 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of the Company is 2500 Arrowhead Drive, Carson City, Nevada 89706, and its telephone number is (702) 883 - 2711.

       MANAGEMENT OF THE COMPANY IS NOT SOLICITING PROXIES
       FOR THIS MEETING AND YOU ARE
       REQUESTED NOT TO SEND THE COMPANY A PROXY.

                        OUTSTANDING SHARES
    The number of outstanding shares entitled to vote at the meeting is 4,679,664 common shares, par value $.01 per share, not including 391,871 common shares held in treasury. Each common share is entitled to one vote. The presence in person at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required for the approval of the election as directors of the three nominees listed below and the approval of the Company's auditors, Arthur Andersen LLP, as the Company's auditors for fiscal 1997. Votes shall be counted by one or more persons who shall serve as the inspectors of election. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal.
Broker nonvotes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                      ELECTION OF DIRECTORS
    The three persons named below, who are currently members of the Board of Directors, have been nominated for election to serve for a term of three years and until their respective successors have been elected and qualified. All three nominees have consented to serve as directors if elected.
    If at the time of the Annual Meeting, any nominee is unable or declines to serve, the present Board of Directors shall nominate another person to fill the vacancy.



                                               Number of Shares
                    Positions with  Director  Beneficially Owned as  Percent
Name and Age        the Company     Since     of September 1, 1996   of Class
_____________        ____________  ________   ____________________   ________

Daniel DeStefano, 64 Chairman of     1969         847,510 (1)         19.90%
                     the Company

Martin Fox, 61       President,      1978       1,423,724 (2)         29.60%
                     Director

Phillip Langsdorf,48 Director        1992           3,000               .06%

  (1) This amount includes 72,138 Shares owned by the Daniel DeStefano Retirement Trust. This amount also includes 125,000 shares which Mr. DeStefano has the right to acquire pursuant to a currently exercisable stock option.

  (2) This amount includes 136,984 Shares owned by trusts for the benefit of Mr. Fox's children of which Mr. Fox is a trustee and of which Mr. Fox disclaims beneficial ownership. Mr. Fox has shared voting and investment power over the Shares owned by such trusts. This amount also includes 108,578 Shares owned by the Martin Fox Retirement Trust. This amount does not include 53,433 Shares owned by a trust for the benefit of unrelated persons of which Mr. Fox is a trustee and of which Mr. Fox disclaims beneficial ownership. This amount also includes 125,000 shares which Mr. Fox has the right to acquire pursuant to a currently exercisable stock option.

Meetings and Committees of the Board of Directors.
    The Board of Directors of the Company met three times during the fiscal year which ended on April 30, 1996. All of the directors attended more than 75% of the total number of meetings of the Board of Directors.
    The Company has an Audit Committee consisting of Messrs. Brodell and Fox. The Audit Committee reviews the financial reporting and internal controls of the Company and meets with appropriate financial personnel of the Company, as well as its independent auditors, in connection with these reviews. The Audit Committee also recommends to the Board the firm which is to be presented to the shareholders for designation as independent auditors to examine the corporate accounts of the Company for the current fiscal year. Although the Audit Committee did not formally meet during fiscal 1996, Messrs. Brodell and Fox informally discussed these matters during the course of the fiscal year. The Company also has a Compensation Committee, the current members of which are Messrs. DeStefano and Fox. Subject to existing contractual obligations, the Compensation Committee is responsible for setting and administering the policies which govern annual and long-term compensation for the Company's executives. The Compensation Committee is also empowered to grant Stock Options pursuant to the Company's Stock Option Plans and to administer such Plans. Although the Compensation Committee did not formally meet during fiscal 1996. Messrs. DeStefano and Fox informally discussed these matters during the course of the fiscal year.
    The Company does not have a nominating committee.
Directors and Executive Officers of the Company
    The Company's Board of Directors is a classified board, with one-third of the directors being elected each year for a term of three years. The following table sets forth certain information with respect to each director and executive officer of the Company:

                                                           Served
                                                             as
                         Positions with        Term       Director
Name and Age               the Company        Expires       Since
____________             ______________       _______     ________

Daniel A. DeStefano, 64 Chairman of the
                        Board, Director         1996        1969

Martin Fox, 61          President, Director     1996        1978

Albert P. Brodell,
    Jr.,73              Secretary, Director     1997        1982

Phillip Langsdorf, 48   Director                1996*       1992

Audrey Remes, 51        Treasurer, Chief
                        Financial Officer and
                        Chief Accounting
                        Officer                  --          --


_____________

*If elected, Mr. Langsdorf's term will expire in 1998


    There is no family relationship among any of the directors or executive officers of the Company.
    Mr. DeStefano is a founder of the Company and has been Chairman of the Board of the Company since 1969.
    Mr. Fox joined the Company in 1972 and has been President of the Company for more than five years.
    Mr. Langsdorf has been Director of Mailorder for Wolferman's, a producer and mailorder distributor of specialty foods since August, 1996. From 1991 to July, 1996, he was a Vice
President of White Flower Farm, a direct mail specialty catalog company concentrating on the marketing of horticultural materials. Prior to such time, he served as Vice President-Operations of Deerskin for more than five years.
    Mr. Brodell has served the Company in various executive capacities since 1981. Mr. Brodell, a Certified Public
Accountant who is now semi-retired, was formerly a partner in Arthur Andersen LLP, having left such firm in 1967.
    Ms. Remes, a Certified Public Accountant, has been
Treasurer, chief financial officer and chief accounting officer of the Company since March 1989.
    Each officer's term expires at each annual meeting of the Board of Directors of the Company, or when their successors are elected and qualified to serve in their stead.
    The Company pays directors, other than full time employees, an annual retainer of $3,000 plus $500 and out-of-pocket expenses for each Board meeting attended. In addition, Mr. Brodell may receive consulting fees from time to time.

              COMPENSATION OF DIRECTORS AND OFFICERS
    The following table sets forth cash compensation
(consisting entirely of salary) paid (or accrued for) by the Company to its President and Chairman of the Board, the only two executive officers whose aggregate remuneration exceeded $100,000 for the three fiscal years ended April 30, 1996:


                  SUMMARY COMPENSATION TABLE

       Name and
       Principal
       Position            Year            Annual Compensation
       _________           ____            ___________________


       Martin Fox,         1996                 $114,000
       President           1995                  153,000
                           1994                  130,000


       Daniel DeStefano,   1996                 $100,800
       Chairman of the     1995                  153,000
       Board               1994                  130,000


    The Company granted 125,000 stock options to each of Mr. Fox and Mr. DeStefano during the fiscal year ended April 30, 1996. Neither of them received awards under long-term incentive plans that are stock based during the three fiscal years referred to above.
    The Company does not have employment agreements with any of its executive officers.

                      PRINCIPAL SHAREHOLDERS
    The following table sets forth, as of October 1, 1996, certain information concerning stock ownership of the Company by
(i) each person who is known by the Company to own beneficially more than 5% of the outstanding common shares of the Company,
(ii) each of the Company's directors and (iii) all current directors and officers of the Company as a group. Except as otherwise indicated, all such persons have both sole voting and investment power over the shares shown as being beneficially owned by them.

Name and Address of           Amount and Nature              Percent
Beneficial Owner            of Beneficial Ownership          of Class
____________________        _______________________          ________
Martin Fox                      1,423,724 (1)                   29.6%
2500 Arrowhead Drive
Carson City, Nevada 89706

Daniel A. DeStefano               954,496 (2)                   19.9%
2500 Arrowhead Drive
Carson City, Nevada 89706

DeStefano Children Trust          530,546 (3)                   11.3%
c/o John McConeghy
42 Sterling Lane
Wayne, New Jersey 07470

Melvyn I. Weiss                   283,650 (4)                    6.1%
One Pennsylvania Plaza
New York, New York 10119


All Executive Officers and      2,514,160 (5)                   51.0%
Directors as a Group (5


    (1) This amount includes 136,984 Shares owned by trusts for the benefit of Mr. Fox's adult children of which Mr. Fox is a trustee and with respect to which Mr. Fox disclaims beneficial ownership. Mr. Fox has shared voting and investment power over the Shares owned by such trusts. This amount also includes 108,578 Shares owned by the Martin Fox Retirement Trust. This amount does not include 53,433 Shares owned by a trust for the benefit of unrelated persons of which Mr. Fox is a trustee and of which Mr. Fox disclaims beneficial ownership. This amount also includes 125,000 shares which Mr. Fox has the right to acquire pursuant to a currently exercisable stock option.
    (2) This amount includes 72,138 Shares owned by the Daniel DeStefano Retirement Trust. This amount also includes 125,000 shares which Mr. DeStefano has the right to acquire pursuant to a currently exercisable stock option.
    (3) Owned by the DeStefano Children Trust for the benefit of Mr. DeStefano's adult children, of which the trustees are Messrs. John McConeghy and Fred DeStefano (Mr. Daniel A. DeStefano's brother).
    (4) This amount also includes 136,984 Shares owned by trusts for the benefit of Mr. Fox's adult children of which Mr. Weiss is a trustee and of which Mr. Weiss disclaims beneficial ownership. Mr. Weiss has shared voting and investment power over the Shares owned by such trusts.
    (5) See footnotes (1), (2) and (4) above. Also includes 20,940 shares owned by the Albert Brodell Retirement Trust and 84,000 Shares directly owned by Mr. Brodell, a director and the Secretary of the Company and his spouse, and 31,000 Shares which Ms. Remes, Treasurer of the Company, has the right to acquire pursuant to currently exercisable stock options.

Certain Relationships and Related Transactions
    From time to time in the past, Mr. Fox, a director, principal stockholder and the President of the Company, borrowed various sums of money from the Company. The aggregate amount of such indebtedness was $80,000 as of April 30, 1996. Mr. Fox's indebtedness to the Company is evidenced by a note which, together with interest at a rate of 6% per annum, is payable on demand.

                      SELECTION OF AUDITORS
    The Company's financial statements for the past two fiscal years were examined by Arthur Andersen LLP, independent certified public accountants. On September 26, 1996, the Board of Directors consented to propose and recommend the selection of Arthur Andersen LLP as independent auditors to examine its financial statements for the fiscal year ending April 30, 1997.
    Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                          OTHER MATTERS
    The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting.

                      SHAREHOLDER PROPOSALS
    Proposals by any shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Corporation for inclusion in material relating to such meeting not later than July 1, 1997.

                   By Order of the Board of Directors,


                             Martin Fox
                             President